   As filed with the Securities and Exchange Commission on December 29, 1999

                                           REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                INTERSPEED, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                  04-3333365
      (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 39 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845

                                 (978) 688-6164
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               INTERSPEED, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                      ------------------------------------


                                 STEPHEN A. IDE
                                    PRESIDENT

                                INTERSPEED, INC.

                                 39 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845

                                 (978) 688-6164

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------


                                  With copy to:

                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP

                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                 (617) 570-1000

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Title of Securities Being           Amounts to be             Proposed Maximum            Proposed Maximum           Amount of
          Registered                 Registered (1)         Offering Price Per Share    Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01        200,000 shares                    $18.00 (2)               $3,600,000.00               $950.40
          per share
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Interspeed, Inc. (the "Common Stock") as may be required pursuant to the Interspeed, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Purchase Plan or other similar event. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on the Nasdaq National Market System as of a date within 5 business days prior to filing this Registration Statement.

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




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        PLAN INFORMATION.*

Item 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        Interspeed, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999, as filed with the Commission on December 29, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1999; and

        (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8- A, dated September 21, 1999, as filed with the Commission on September 21, 1999 pursuant to
               Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.        DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or an employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful. We have also obtained directors' and officers' insurance against certain liabilities.

        The Stockholder Rights Agreement, filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), provides for indemnification by the Registrant of Brooktrout, Inc., a stockholder of the Registrant and the controlling persons of such stockholders (one of whom is a director of the Registrant) against claims and liabilities, including claims and liabilities arising under the securities laws.

        Under Section 6 of the Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), the Underwriters (as defined therein) have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8.  EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


EXHIBIT

   *3.1    Amended and Restated Certificate of Incorporation of Registrant.
   *3.2    Amended and Restated By-laws of Registrant.

    5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
 **10.3    Interspeed, Inc. Employee Stock Purchase Plan
   23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
   23.2    Consent of Deloitte & Touche LLP

   24.1    Powers of Attorney (included in the signature page of this Registration Statement).

    * Incorporated by reference to the relevant exhibit on the Registrant's Form 10-K for the year ended September 30, 1999, as filed with the Commission on December 29, 1999.

   ** Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), as amended, as filed with the Commission.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

                  Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Andover, The Commonwealth of Massachusetts, on this 29th day of December, 1999.

                                                INTERSPEED, INC.

                                                 By: /s/ Stephen A. Ide
                                                    -------------------
                                                    Stephen A. Ide
                                                    President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephen A. Ide and William J. Burke such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                   TITLE                                  DATE
            ---------                                   -----                                  ----

       /s/ Stephen A. Ide
    -------------------------                   President and Director (Principal
         Stephen A. Ide                             Executive Officer)                       December 29, 1999


       /s/ Rajeev Agarwal                       Chief Technology Officer, Senior
    -------------------------                      Vice President-Research and               December 29, 1999
         Rajeev Agarwal                             Development and Director


      /s/ William J. Burke                      Chief Financial Officer, Senior
    -------------------------                      Vice President-Finance, and               December 29, 1999
        William J. Burke                            Treasurer (Principal Financial
                                                    and Accounting Officer)

        /s/ Eric R. Giler
    -------------------------                    Director                                    December 29, 1999
          Eric R. Giler

            SIGNATURE                            TITLE                                       DATE
            ---------                            -----                                       ----


      /s/ Robert G. Barrett
    --------------------------                    Director                                  December 29, 1999
        Robert G. Barrett


      /s/ Paul J. Severino
    --------------------------                    Director                                  December 29, 1999
        Paul J. Severino

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who will administer the plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 29th day of December, 1999.

                                 INTERSPEED, INC.,
                                 as administrator of the Interspeed, Inc. 1999 Employee Stock Purchase Plan



                                 By : /s/ Stephen A. Ide
                                     -------------------
                                 Name: Stephen A. Ide
                                 Title: President

                                  EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION
-----------       -----------
   *3.1           Amended and Restated Certificate of Incorporation of Interspeed, Inc.

   *3.2           Amended and Restated By-laws of Interspeed, Inc.

    5.1           Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

 **10.3           Interspeed, Inc. Employee Stock Purchase Plan

   23.1           Consent of Counsel (included in Exhibit 5.1 hereto).

   23.2           Consent of Deloitte & Touche LLP

   24.1           Powers of Attorney (included in the signature page of this Registration Statement).


    * Incorporated by reference to the relevant exhibit to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999, as filed with the Commission on December 29, 1999.

   ** Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-81071), as amended, as filed with the Commission.